Filed Pursuant to Rule 424(b)(2)
Registration No. 333-148650
PROSPECTUS SUPPLEMENT
to
PROSPECTUS DATED February 8, 2008
     The attached Current Report on Form 8-K dated October 7, 2008 was filed by the registrant with the Securities and Exchange Commission, and should be read in conjunction with the Prospectus dated February 8, 2008.
The date of this Prospectus Supplement is October 8, 2008.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): October 7, 2008 (October 1, 2008)
Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
8484 Westpark Drive
Suite 720
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-5500
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On October 1, 2008, Global Telecom & Technology, Inc. (the “Company”) agreed that Kevin Welch will resign from his position as Chief Financial Officer, effective October 31, 2008. Mr. Welch will continue to advise the Company on financial and accounting matters as a consultant for six months following his resignation. Mr. Welch’s resignation is not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Richard Calder, the Company’s Chief Executive Officer, will assume the duties of interim Chief Financial Officer until a successor has been appointed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 7, 2008

GLOBAL TELECOM & TECHNOLOGY, INC.
By:	/s/ Chris McKee
Chris McKee
Secretary and General Counsel